Exhibit 99.1

News release

CONTACTS: John Ambler Vice President Corporate Communications T – (412) 433-2407 E – joambler@uss.com	Kevin Lewis Vice President Investor Relations T – (412) 433-6935 E – klewis@uss.com

UNITED STATES STEEL CORPORATION PROVIDES
SECOND QUARTER 2020 GUIDANCE

PITTSBURGH, Jun. 17, 2020 – United States Steel Corporation (NYSE: X) today provided second quarter 2020 guidance and an update on its latest liquidity requirements for the remainder of the year. Second quarter 2020 adjusted EBITDA is expected to be approximately ($315) million, which excludes approximately $100 million of estimated restructuring and other charges. The Company expects second quarter 2020 adjusted diluted loss per share to be approximately ($3.06). The Company also expects its liquidity requirements through December 31, 2020 to be approximately $700 million (excluding approximately $64 million of incremental interest payments in 2020 resulting from our recent senior secured notes offering), unchanged from the comparable $700 million previously disclosed on May 21, 2020.

“As expected, the second quarter is being significantly impacted by the effects of COVID-19 and the expected nonrecurring costs associated with a significant portion of our steelmaking operations being idled in the quarter. As we mentioned on our first quarter earnings call, we expect the second quarter to mark the trough for the year,” commented U. S. Steel President and Chief Executive Officer David B. Burritt. “At the onset of the pandemic, we took swift and meaningful action in response to stay-at-home orders, OEM closures and reduced customer demand. While the second quarter has been challenging, our optimism continues to grow as OEM restarts are progressing well and customer demand has started to return. Still, we are continuing to identify additional management actions and operating improvements to improve our cash usage through the end of the year. Protecting lives and livelihoods remains our top priority and by keeping our employees and communities safe and the business resilient, we can continue to meet our customers’ needs as we emerge from unprecedented market conditions.”

Burritt concluded, “Our future is now, and we have taken significant actions this quarter to advance our ‘best of both’ integrated and mini-mill steel customer-focused technology strategy. We are delivering on our commitment to extract incremental value from our iron ore assets, having entered into new agreements that deliver incremental earnings and cash to the balance sheet in 2020 and beyond. We continue to actively market our valuable portfolio of real estate assets and are evaluating strategic options for our UPI business and related property. Additionally, we have identified and completed actions that position us to achieve our $200 million fixed cost reduction target a year ahead of our original 2022 goal. Our successful senior secured notes offering in May also further enhanced our balance sheet and bolstered our liquidity. Big River Steel remains our number one strategic priority and we are confident that we are positioned to emerge from this crisis having made meaningful progress in the execution of our ‘best of both’ strategy.”

©2019 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

Adjusted EBITDA Commentary

Our Flat-rolled segment results are expected to be significantly lower than the first quarter as the impacts from COVID-19 negatively impacted customer activity, particularly in the automotive and energy end-markets. Second quarter customer activity is expected to mark the trough for the year as demand is beginning to improve in June. We responded quickly at the end of the first quarter to align our footprint with the expected reduction in demand. These decisive actions helped to preserve cash but did not completely offset the inefficiencies of idling a significant portion of our steelmaking footprint. We continue to evaluate our orderbook and regularly assess our footprint to remain nimble to meet changes in customer demand.

In Europe, market activity remained limited throughout much of the quarter due to a slow emergence from COVID-19 related economic shutdowns, particularly in the automotive sector. Additionally, weakness in underlying demand has also negatively impacted the segment’s performance. As a result of slow economic recovery in Europe, we pulled forward a ten day hot strip mill outage into late May 2020, originally scheduled for the third quarter. We also idled #1 blast furnace in late May to align our melt with the planned hot strip mill outage. The hot strip mill and the #1 blast furnace have both been restarted, as planned.

In Tubular, market conditions remain challenged. Rig counts continue to decline, and oil prices remain at historically low levels. As a result, demand for welded and seamless pipe has significantly declined. We are focused on what we can control and have indefinitely idled our Lone Star and Lorain facilities and consolidated tubular production to our Fairfield seamless mill. We are continuing to identify ways to cut costs within the segment, including the cost reduction expected by in-sourcing our rounds production to our new electric arc furnace. The electric arc furnace is scheduled to begin production in the second half of 2020.

©2019 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

Forward Looking Statements

This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume impacts, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, U. S. Steel’s future ability or plans to take ownership of the Big River Steel joint venture as a wholly owned subsidiary, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and present expectations or projections. These risks and uncertainties include but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020, and those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

©2019 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

UNITED STATES STEEL CORPORATION

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE

(Dollars in millions)
Reconciliation to Projected Adjusted EBITDA Included in Guidance	2Q 2020
Projected net loss attributable to United States Steel Corporation included in guidance	$(625)
Estimated income tax benefit	(5)
Estimated net interest and other financial costs	55
Estimated depreciation, depletion and amortization	160
Projected EBITDA included in guidance	$(415)
Estimated second quarter adjustments	100
Projected adjusted EBITDA included in guidance	$(315)

UNITED STATES STEEL CORPORATION

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED NET LOSS GUIDANCE

(Dollars in millions, except per share amounts)
Reconciliation to Projected Adjusted Net Loss Attributable to U. S. Steel Included in Guidance	2Q 2020
Projected net loss attributable to United States Steel Corporation included in guidance	$(625)
Estimated second quarter adjustments [1]	104
Projected adjusted net loss attributable to United States Steel Corporation included in guidance	$(521)

Reconciliation to Projected Adjusted Diluted Net Loss Per Share Included in Guidance	2Q 2020
Projected diluted net loss per share included in guidance	$(3.67)
Estimated second quarter adjustments [1]	0.61
Projected adjusted diluted net loss per share included in guidance	$(3.06)

1 Certain adjustments have not been tax effected due to the full valuation allowance on our domestic deferred tax assets established in the fourth quarter of 2019.

Note: Excludes the impact of the Company’s quarterly mark to market adjustment related to the Big River Steel put and call options. See Notes 5 and 20 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for an explanation of the Big River Steel put and call options. This item will not impact adjusted EBITDA, adjusted net loss or adjusted diluted net loss per share.

©2019 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

Note Regarding Non-GAAP Financial Measures

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA are non-GAAP measures that exclude the financial effects of restructuring charges and other adjustments that are not part of the Company's core operations. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the financial effects of restructuring charges and other adjustments that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

-oOo-

2020-xxx

United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.

©2019 U. S. Steel. All Rights Reserved	www.ussteel.com